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                                                                 EXHIBIT 23.4

                       Independent Accountants' Report


The Board of Directors
First Source Bancorp, Inc.:

We consent to incorporation by reference in Amendment No. 1 to the registration statement filed on Form S-4, dated November 3, 1998, of our report dated February 6, 1998, relating to the consolidated statements of financial condition of First Savings Bank, SLA and subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report is included in the December 31, 1997 Annual Report on Form 10-K of First Source Bancorp, Inc., incorporated by reference in the registration statement and to the reference to our firm under the heading "Experts" in the registration statement.


                             /s/ KPMG Peat Marwick LLP
                             KPMG Peat Marwick LLP

Short Hills, New Jersey
November 3, 1998